UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):              February 21, 2007


                                  Knology, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                         000-32647                58-2424258
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


   1241 O.G.Skinner Drive, West Point, Georgia                    31833
        ---------------------------------                       ----------
    (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code: 706-645-8752

                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report



 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.02.      Results of Operations and Financial Condition.

On February 21, 2007, Knology, Inc. (the "Company") issued a press release announcing its 2006 fourth quarter and year-end results. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the non-GAAP financial measures EBITDA, as adjusted and EBITDA margin. EBITDA is an acronym that means earnings before interest, taxes, depreciation and amortization. EBITDA, as adjusted is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. The Company defines EBITDA, as adjusted, as earnings before interest; taxes; depreciation and amortization; non-cash stock-based compensation; expenses associated with special litigation and one time severance expense; capital markets activities; adjustment of interest rate cap to market; adjustment of warrants to market; loss on early extinguishment of debt; income from discontinued operations; and other expenses. EBITDA, as adjusted eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating the Company's revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted is that it does not reflect income net of interest expense, which is a significant expense of the Company because of the substantial debt it has incurred, and will continue to incur, to acquire, upgrade and build out its broadband network. EBITDA margin is calculated as EBITDA, as adjusted divided by total revenue for the relevant period.

We also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capital expenditures and cash interest paid, net of cash interest received. The use of Free Cash Flow is important because it allows management, as well as investors and analysts to assess our ability to make additional investments and meet our debt obligations.

The press release attached as Exhibit 99.1 and incorporated by reference herein includes a reconciliation of EBITDA, as adjusted and Free Cash Flow to net loss, the most directly comparable GAAP measure, for the three month and annual periods ended December 31, 2005 and 2006.


Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits

99.1            Press Release dated February 21, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Knology, Inc.

Date: February 21, 2007                 By: /s/ M. Todd Holt
                                           -------------------------------------
                                        Name: M. Todd Holt
                                        Title: Vice President, Chief Financial
                                               Officer

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                                  Exhibit Index

Exhibit No.     Description
-----------     -----------

99.1            Press release dated February 21, 2007.